EXHIBIT 10.1

Rewards Network Inc.

2006 Incentive Compensation Plan

Participation in the 2006 Incentive Plan

The Chief Executive Officer will recommend to the Compensation Committee the members of the management of Rewards Network Inc. and its subsidiaries (collectively, the “Corporation”) that will be eligible to participate in the Rewards Network Inc. 2006 Incentive Compensation Plan (the “2006 Incentive Plan”). Commissioned sales people are not eligible to participate.

All members of the Corporation’s management who participate in the 2006 Incentive Plan must be approved by the Compensation Committee of the Board of Directors. Members of the Corporation’s management who are approved to participate in the 2006 Incentive Plan are referred to as “Participants.”

Incentive Compensation Determination

The 2006 Incentive Plan provides Participants with the possibility of receiving incentive compensation based on (a) the Participant’s individual performance during 2006 as determined by the Participant’s supervisor and (b) the Corporation’s 2006 EBITDA, as defined below. For purposes of the 2006 Incentive Plan, the Chief Executive Officer’s supervisor will be the Compensation Committee.

Determination of 2006 Base Award

Each Participant will have an incentive compensation opportunity equal to a target percentage of his/her salary (the “Target”). Each Participant’s Target will be communicated to the Participant during the first quarter of 2006.

During the first quarter of 2007, each Participant’s supervisor will assess each Participant’s individual performance during 2006. Based on such assessment, each Participant’s supervisor will determine the percentage of the Target that may be awarded to the Participant under the 2006 Incentive Plan, which amount is referred to as the “2006 Base Award.” The 2006 Base Award is subject to the approval of the Corporation’s Chief Executive Officer and the Compensation Committee, who may make adjustments to any Participant’s 2006 Base Award in their sole discretion, with the Compensation Committee making the final determination of any adjustments.

Determination of the Corporation’s 2006 EBITDA

“EBITDA” means earnings before interest, income taxes, depreciation and amortization. For purposes of the 2006 Incentive Plan, the Corporation’s EBITDA, including unusual and non-recurring gains and losses that will be excluded from EBITDA, will be determined by the Corporation in its sole discretion, with the Compensation Committee making the final determination, and such determination will be final and binding on all Participants and not subject to review.

The Corporation’s EBITDA for 2006, adjusted as described above, is referred to as the “Corporation’s 2006 EBITDA.”

Adjustments to 2006 Base Award

The Corporation will determine the “2006 EBITDA Target” during the first quarter of 2006 (or later, if necessary) and will promptly communicate the 2006 EBITDA Target to all Participants.

The 2006 Base Award for each Participant will be adjusted based on the Corporation’s 2006 EBITDA and the 2006 EBITDA Target as follows. The final award is referred to as the “2006 Award.”

•	If the Corporation’s 2006 EBITDA is less than 90% of the 2006 EBITDA Target, no Participant will receive any incentive compensation under the 2006 Incentive Plan.

•	If the Corporation’s 2006 EBITDA is at least 90% of the 2006 EBITDA Target and less than 100% of the 2006 EBITDA Target, each Participant’s 2006 Award will equal 50% of his/her 2006 Base Award, plus 5% of his/her 2006 Base Award for each percentage point that the Corporation’s 2006 EBITDA is above 90% of the 2006 EBITDA Target. For example, if the Corporation’s 2006 EBITDA is 93% of the 2006 EBITDA Target, each Participant’s 2006 Award will equal 65% of his/her 2006 Base Award.

•	If the Corporation’s 2006 EBITDA is at least 100% of the 2006 EBITDA Target and less than 140% of the 2006 EBITDA Target, each Participant’s 2006 Award will equal 100% of his/her 2006 Base Award, plus 1.25% of his/her 2006 Base Award for each percentage point that the Corporation’s 2006 EBITDA is above 100% of the 2006 EBITDA Target. For example, if the Corporation’s 2006 EBITDA is 109% of the 2006 EBITDA Target, each Participant’s 2006 Award will equal 111.25% of his/her 2006 Base Award.

•	If the Corporation’s 2006 EBITDA is at least 140% of the 2006 EBITDA Target and less than 160% of the 2006 EBITDA Target, each Participant’s 2006 Award will equal 150% of his/her 2006 Base Award, plus 2.5% of his/her 2006 Base Award for each percentage point that the Corporation’s 2006 EBITDA is above 140% of the 2006 EBITDA Target. For example, if the Corporation’s 2006 EBITDA is 153% of the 2006 EBITDA Target, each Participant’s 2006 Award will equal 182.5% of his/her 2006 Base Award.

•	If the Corporation’s 2006 EBITDA is at least 160% of the 2006 EBITDA Target, each Participant’s 2006 Award will equal 200% of his/her 2006 Base Award.

Payment of 2006 Award

The 2006 Award for each Participant will be payable on or before March 15, 2007.

The 2006 Award will be payable to a Participant only if the Participant is employed by the Corporation on the date that the 2006 Award is paid by the Corporation. The 2006 Award is not earned upon determination of a Participant’s 2006 Base Award. If the Participant is not employed by the Corporation for any reason on the date the 2006 Award is paid by the Corporation, the Participant will not be eligible to receive the 2006 Award payable under the 2006 Incentive Plan unless required by applicable law. The Corporation in its sole discretion will determine the date of payment of the 2006 Award; provided that such date will not be later than March 15, 2007.

General Terms and Conditions

The 2006 Incentive Plan is not a contract or guarantee and it can be amended, modified, or terminated at any time by the Corporation and for any reason or no reason, with or without notice. The Corporation retains complete discretion to pay or not pay a 2006 Incentive Plan payment as to each of its employees.

The 2006 Incentive Plan is not an employment contract for a definite period. Every Participant is an at-will employee. The Corporation or a Participant may terminate the Participant’s employment at any time without notice.

The Corporation’s interpretation of the terms of the 2006 Incentive Plan is final and binding on all Participants.

No financial incentive under the 2006 Incentive Plan is earned, accrued, or vested after the date on which the Participant ceases to be employed by the Corporation for any reason, regardless of which party ends the employment relationship or the reason why the employment relationship ended, or if Participant is no longer eligible to participate in the 2006 Incentive Plan for any reason, as determined by the Corporation.

All currently applicable policies of the Corporation (e.g., Compliance Code for Business Conduct and Ethics, Proprietary Information Policy, The Employee Handbook, or any fiscal policies) remain in effect and nothing contained in the 2006 Incentive Plan is intended to or will modify those policies.

The 2006 Incentive Plan is governed by the internal laws of the State of Illinois (without regard to conflicts of law principles).